EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 333-xxxxx) pertaining to the Concero Inc.1996 Stock Option/Stock Issuance Plan, the Concero Inc. 2000 Non-Officer Stock Option/Stock Issuance Plan, and the Concero Inc. Employee Stock Purchase Plan of our report dated January 14, 2000, with respect to the financial statements and schedule of Concero Inc.(formerly "PSW Technologies, Inc.") included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                  /s/ Ernst & Young LLP

Austin, TX
July 25, 2000



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